Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of [____], 2026, among Rubico Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act (as defined below) as to the Securities (as defined below), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1            Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes, and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Laws” means all United States (federal, state and local) and foreign statutes, rules, regulations, codes, treaties, or guidance applicable to the Company or the Subsidiaries.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York; Athens, Greece; Germany or the Netherlands are authorized or required by law to remain closed; provided, that, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York; Athens, Greece; Germany or the Netherlands are generally open for use by customers on such day.

“Closing” means each of the Initial Closing and the Second Closing.

“Closing Date” means each of the Initial Closing Date and the Second Closing Date.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Shares” means Common Shares equal to 5% of the face value of the principal amount of the Notes issued at the applicable Closing divided by the Conversion Price (as defined in the applicable Notes).

“Common Shares” means the common shares of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Company Counsel” means Watson Farley & Williams LLP, with offices located at 120 West 45th Street, 20th Floor, New York, New York 10036.

“Conversion Price” shall have the meaning ascribed to such term in the Notes.

“Conversion Shares” means the Common Shares issued and issuable pursuant to the terms of the Notes, without respect to any limitation or restriction on the conversion of the Notes.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Equity Conditions” means, collectively, during the applicable date of determination, (i) the closing price of the Company’s Common Shares on the Trading Market on the immediately preceding Trading Day equals or exceeds $1.00 per share, (ii) the average daily dollar trading volume for the Company’s Common Shares on the Trading Market over the prior five (5) consecutive Trading Days equals or exceeds $200,000, (iii) the outstanding principal balance of the Initial Notes is less than $2,500,000, (iv) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more notices of conversion of the applicable Notes, (v) the Company shall have paid all liquidated damages and other amounts owing to the holder in respect of the applicable Notes, (vi) the Underlying Shares are “Freely Tradeable” (as defined below) with respect to the applicable Notes and applicable Warrants, (vii) the Common Shares are trading on a Trading Market and all of the Common Shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market, (viii) there is a sufficient number of authorized but unissued and otherwise unreserved Common Shares for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (ix) there has been no public announcement of a pending or proposed Fundamental Transaction (as defined in the Notes) or Change of Control Transaction (as defined in the Notes) that has not been consummated, and (x) the applicable holder of the applicable Notes and Warrants is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) Common Shares or options to employees, officers or directors of the Company pursuant to any share or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities issued upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share splits, adjustments or combinations as set forth in such securities as of the date of this Agreement) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that (i) such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.12(a) herein, (ii) such securities do not contain any provisions permitting to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or contain any other resets or other adjustment provisions (other than in connection with share splits or share combinations), and (iii) provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) securities to any related party (within the meaning of Item 7 of Form 20-F and including Top Ships Inc. and Evangelos Pistiolis and his affiliates and associates (each, a “Related Party”)), provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.12(a) herein (each such financing specified in this subsection (d), a “Related Party Financing Transaction”); (e) securities issued pursuant to an “at-the-market” facility (“ATM”) or equity line of credit (“ELOC”) at any time, provided that the trade date with respect to any such issuance occurs is a Trading Day on which the daily volume traded of the Common Shares exceeds 300% of the daily volume traded over the prior fifteen (15) Trading Days (such issuances under this clause (e), “ATM Issuances”); and (e) “restricted securities” (as defined in Rule 144) that are subject to transfer restrictions of at least [12] months and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.12(a) herein (a “Restricted Security Issuance”).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Freely Tradeable” means with respect to any Underlying Shares, that (A) such shares are (or, when issued, will be) registered for issuance to the Purchasers pursuant to an effective Registration Statement; (B) such shares are (or, when issued, will be) (i) represented by book-entries at The Depository Trust Company and identified therein by an “unrestricted” CUSIP number; (ii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (iii) listed and admitted for trading, without suspension or material limitation on trading, on a Trading Market; and (C) no delisting or suspension by such Trading Market is pending or has been threatened and is reasonably likely to occur (after giving effect to all applicable notice, appeal, compliance and hearing periods) as evidenced by a writing by such Trading Market.

“GAAP” means generally accepted accounting principles in the United States in effect from time to time, consistently applied; provided that notwithstanding anything in any Transaction Document to the contrary, for purposes of all definitions and covenants under the Transaction Documents, any obligations of a Person in respect of leases that would have been treated as operating leases, or are exempt from application under an available practical expedient, in accordance with Accounting Standards Codification 840 (regardless of whether or not then in effect) shall be treated as operating leases for purposes of all financial definitions, calculations and covenants, without giving effect to Accounting Standards Codification 842 requiring operating leases to be recharacterized or treated as capital leases.

“Governmental Authority” means any federal, provincial, state, local, foreign or other governmental, quasi-governmental or administrative agency, court or body or any other type of regulatory authority or body, including, without limitation, the Nasdaq Capital Market.

“Indebtedness” of a Person shall include (a) all obligations for borrowed money in excess of $500,000 or the deferred purchase price of property or services (excluding trade credit and accounts payable incurred in the ordinary course of business), (b) all obligations in excess of $500,000 evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, surety bonds, bankers acceptances, currency swap agreements, interest rate hedging agreements or interest rate swaps, in each case, to the extent the foregoing would appear on a balance sheet of such person as a liability, (c) all capital lease obligations in excess of $500,000 (as determined in accordance with GAAP), (d) all obligations or liabilities in excess of $500,000 secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed by such Person, and (e) any obligation reflected in the balance sheet in accordance with GAAP guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other Person.

“Initial Closing” means the closing of the purchase and sale of the Initial Notes and Initial Warrants pursuant to Section 2.1.

“Initial Closing Date” means the Trading Day on which all conditions precedent set forth in Sections 2.3(a) and 2.4(a) to (i) the Purchasers’ obligations to pay the Subscription Amount for the Initial Notes and Initial Warrants and (ii) the Company’s obligations to deliver the Initial Notes and Initial Warrants have been satisfied or waived.

“Initial Notes” means the Senior Convertible Notes, issued by the Company to the Purchasers hereunder on the Initial Closing Date, in the form of Exhibit A attached hereto.

“Initial Warrants” means, collectively, the Common Share purchase warrants delivered to the Purchasers at the Initial Closing, which such Initial Warrants shall be exercisable immediately upon issuance, have a term of exercise equal to five (5) years, in the form of Exhibit B attached hereto.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Lead Investor” means [________].

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Maxim” means Maxim Group LLC.

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Notes” means the Initial Notes and the Second Close Notes.

“Permitted Lien” shall have the meaning ascribed to such term in the Notes.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prefunded Warrants” means, collectively, the prefunded warrants that may be delivered to the Purchasers at each Closing in accordance with Section 2.3(a) hereof, which prefunded warrants shall be exercisable immediately and shall expire when exercised in full, in the form of Exhibit C attached hereto.

“Principal Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature pages hereto next to the headings “Initial Note Principal Amount,” and “Second Close Note Principal Amount,” in each case, in United States Dollars.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the base prospectus filed with the Registration Statement, including all information, documents and exhibits filed with or incorporated by reference into such prospectus.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act, including all information, documents and exhibits filed with or incorporated by reference into such prospectus supplement, that is filed with the Commission and delivered by the Company to each Purchaser at the Initial Closing.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registration Statement” means the effective registration statement on Form F-3 (File No. 333-297207) filed with the Commission, including all information, documents and exhibits filed with or incorporated by reference into such registration statement, which registers the issuance and sale of the Securities to the Purchasers.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Holders” means, as of any time, the Purchasers holding a majority of the outstanding principal balance of the Notes at such time.

“Required Minimum” means, as of any date, 200% of the maximum aggregate number of Common Shares then issuable pursuant to the Transaction Documents, including any Underlying Shares issuable upon conversion or exercise in full of all Notes and Warrants, ignoring any conversion or exercise limits set forth therein, and issuance of all Commitment Shares .

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Second Closing” means the closing of the purchase and sale of the Second Close Notes and Second Close Warrants pursuant to Section 2.1.

“Second Closing Date” means the date selected by the Company, in its sole discretion, on which all conditions precedent set forth in Sections 2.3(b) and 2.4(b) to (i) the Purchasers’ obligations to pay the Subscription Amount for the Second Close Notes and Second Close Warrants and (ii) the Company’s obligations to deliver the Second Close Notes and Second Close Warrants have been satisfied or waived.

“Second Close Notes” means the Senior Convertible Notes issued by the Company to the Purchasers hereunder on the Second Closing Date, in the form of Exhibit A attached hereto.

“Second Close Warrants” means, collectively, the Common Share purchase warrants delivered to the Purchasers at the Second Closing, which such Second Close Warrants shall be exercisable immediately upon issuance, have a term of exercise equal to five (5) years, in the form of Exhibit B attached hereto.

“Securities” means the Notes, the Warrants, the Warrant Shares, the Conversion Shares and the Commitment Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Common Shares).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Notes and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the headings “Initial Subscription Amount,” and “Second Close Subscription Amount” in United States dollars and in immediately available funds.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares or other ownership interests having ordinary voting power (other than shares or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in the Transaction Documents shall refer to a direct or indirect Subsidiary or Subsidiaries of the Company.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market and any successors to any of the foregoing.

“Transaction Documents” means this Agreement, the Notes, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed by the Company or any Subsidiary in connection with the transactions contemplated hereunder.

“Transfer Agent” means Broadridge Financial Solutions, Inc., with offices located at 51 Mercedes Way, Edgewood, New York 11717, and any successor transfer agent of the Company.

“Underlying Shares” means the Warrant Shares, Conversion Shares and Commitment Shares without respect to any limitation or restriction on the conversion of the Notes or the exercise of the Warrants.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.12(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB Venture Market (“OTCQB”) or OTCQX Best Market (“OTCQX”) is not a Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported on the Pink Open Market operated by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Common Share so reported, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means, collectively, the Initial Warrants, the Second Close Warrants and the Prefunded Warrants.

“Warrant Shares” means the Common Shares issuable pursuant to the terms of the Warrants, without respect to any limitation or restriction on the exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1            Initial Closing; Second Closing. On the Initial Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, for an aggregate Subscription Amount of $8,500,000 for the Initial Notes with an aggregate principal amount of $9,444,444 and the Initial Warrants and Commitment Shares; provided, however, that, to the extent that a Purchaser determines, in its sole discretion, that such Purchaser (together with such Purchaser’s Affiliates, and any Person acting as a group together with such Purchaser or any of such Purchaser’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation such Purchaser may elect to receive, in lieu of Commitment Shares, Prefunded Warrants to purchase such number of Common Shares in excess of the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” shall be 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of the Securities on the Closing Date. Upon satisfaction of the covenants and conditions set forth in Sections 2.3(a) and 2.4(a), the Initial Closing shall take place remotely by electronic transfer of the Initial Closing documentation. On the Second Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, for an aggregate Subscription Amount of $5,000,000 for the Second Close Notes with an aggregate principal amount of $5,555,556 and the Second Close Warrants and Commitment Shares; provided, however, that, to the extent that a Purchaser determines, in its sole discretion, that such Purchaser (together with such Purchaser’s Affiliates, and any Person acting as a group together with such Purchaser or any of such Purchaser’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation such Purchaser may elect to receive, in lieu of Commitment Shares, Prefunded Warrants to purchase such number of Common Shares in excess of the Beneficial Ownership Limitation. Upon satisfaction of the covenants and conditions set forth in Sections 2.3(b) and 2.4(b), the Second Closing shall take place remotely by electronic transfer of the Second Closing documentation. The determination pursuant to the provisions of the previous sentences of whether any Purchaser’s beneficial ownership exceeds the Beneficial Ownership Limitation shall be in the sole discretion of such Purchaser and the Company shall have no obligation to verify or confirm the accuracy of such determination; provided, however, the Purchaser may rely on the number of outstanding Common Shares of the Company as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding.

2.2           [Reserved].

2.3           Deliveries.

(a)	Initial Closing.

(i)	On or prior to the Initial Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

1.	this Agreement duly executed by the Company;

2.	an ink-original Initial Note with a principal amount equal to such Purchaser’s Initial Note Principal Amount, registered in the name of such Purchaser, provided that such ink-original Initial Note may be delivered promptly after such Initial Closing by the Company, in which case the Company will provide an electronically signed version of the Initial Note on or prior to the Initial Closing Date;

3.	the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act) covering the Initial Notes, the Second Close Notes, the Initial Warrants, the Second Close Warrant and the Underlying Shares with respect to each of the foregoing, and the Commitment Shares and any Prefunded Warrants issued in the Initial Closing and issuable in the Second Closing;

4.	the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

5.	a legal opinion of Company Counsel, directed to the Purchasers and Maxim, in form and substance reasonably acceptable to the Purchasers and Maxim;

6.	a certificate, executed on behalf of the Company and each of the Subsidiaries, dated as of the Initial Closing Date, certifying the resolutions adopted by the Board of Directors of the Company, approving the transactions contemplated by this Agreement and the other Transaction Documents, as applicable, certifying the current versions of the Company’s certificate or articles of incorporation and bylaws and certifying as to the signatures and authority of Persons signing this Agreement and the other Transaction Documents, as applicable, and related documents on behalf of the Company;

7.	a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Initial Closing Date, certifying to the fulfillment of the conditions specified in Section 2.4(a)(ii);

8.	an Initial Warrant registered in the name of such Purchaser to purchase up to a number of Common Shares as set forth on such Purchaser’s signature page hereto; and

9.	such Purchaser’s Commitment Shares and/or, as the case may be, a Prefunded Warrant registered in the name of such Purchaser to purchase up to a number of Common Shares as set forth on such Purchaser’s signature page hereto, with an exercise price equal to $0.01, subject to adjustment therein;.

(ii)	On or prior to the Initial Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

1.	immediately available funds, via wire transfer, equal to such Purchaser’s Subscription Amount with respect to the Initial Note as set forth on the signature page hereto executed by such Purchaser; and

2.	this Agreement duly executed by such Purchaser.

(b)	Second Closing.

(i)	On or prior to the Second Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

1.	an ink-original Second Close Note issued at the Second Closing Date with a principal amount equal to such Purchaser’s Second Close Note Principal Amount, registered in the name of such Purchaser, provided that such ink-original Note may be delivered promptly after the Second Closing by the Company, in which case the Company will provide an electronically signed version of the Second Close Note on or prior to the Second Closing Date;

2.	the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

3.	a legal opinion of Company Counsel, directed to the Purchasers and Maxim, in form and substance reasonably acceptable to the Purchasers and Maxim;

4.

a certificate, executed on behalf of the Company and each of the Subsidiaries, dated as of the Second Closing Date, certifying the resolutions adopted by the Board of Directors of the Company, approving the transactions contemplated by this Agreement and the other Transaction Documents, as applicable, certifying the current versions of the Company’s certificate or articles of incorporation and bylaws and certifying as to the signatures and authority of Persons signing this Agreement and the other Transaction Documents, as applicable, and related documents on behalf of the Company;

5.	a Second Close Warrant issued at the Second Closing registered in the name of such Purchaser to purchase up to a number of Common Shares equal to such Purchaser’s Second Close Note Principal Amount divided by the Conversion Price on the Second Closing Date, with an exercise price equal to the Conversion Price on the Second Closing Date;

6. such Purchaser’s Commitment Shares and/or, as the case may be, a Prefunded Warrant registered in the name of such Purchaser to purchase up to a number of Common Shares as set forth on such Purchaser’s signature page hereto, with an exercise price equal to $0.01, subject to adjustment therein;

7.

a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Second Closing Date, certifying to the fulfillment of the conditions specified in Section 2.4(b)(ii); and

(ii)	On or prior to the Second Closing Date, each Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following:

1.	immediately available funds, via wire transfer, equal to such Purchaser’s Subscription Amount with respect to the Second Close Note as set forth on the signature page hereto executed by such Purchaser.

2.4            Closing Conditions.

(a)	Initial Closing.

(i)	The obligations of the Company hereunder in connection with the Initial Closing are subject to the following conditions being met:

1.	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Initial Closing Date of the representations and warranties of the Purchasers contained herein (unless such representation or warranty is as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

2.	all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Initial Closing Date shall have been performed; and

3.	the delivery by each Purchaser of the items set forth in Section 2.3(a)(ii) of this Agreement.

(ii)	The respective obligations of the Purchasers hereunder in connection with the Initial Closing are subject to the following conditions being met, provided, however, that such conditions may be waived, modified or amended by the Purchasers:

1.	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Initial Closing Date of the representations and warranties of the Company contained herein (unless such representation or warranty is as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

2.	all obligations, covenants and agreements of the Company required to be performed at or prior to the Initial Closing Date shall have been performed;

3.	the delivery by the Company of the items set forth in Section 2.3(a)(i) of this Agreement;

4.	there shall have been no Material Adverse Effect with respect to the Company; and

5.	from the date hereof to the Initial Closing Date, trading in the Common Shares shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Initial Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Initial Closing.

(b)	Second Closing.

(i)	The obligations of the Company hereunder in connection with the Second Closing are subject to the following conditions being met:

1.	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Second Closing Date of the representations and warranties of the Purchasers contained herein (unless such representation or warranty is as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

2.	all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Second Closing Date shall have been performed;

3.	the delivery by each Purchaser of the items set forth in Section 2.3(b)(ii) of this Agreement; and

4.	the Equity Conditions are satisfied on the Second Closing Date.

(ii)	The respective obligations of the Purchasers hereunder in connection with the Second Closing, are subject to the following conditions being met, provided, however, that such conditions may be waived, modified or amended by the Purchasers:

1.	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Second Closing Date of the representations and warranties of the Company contained herein (unless such representation or warranty is as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

2.	all obligations, covenants and agreements of the Company required to be performed at or prior to the Second Closing Date shall have been performed;

3.	the delivery by the Company of the items set forth in Section 2.3(b)(i) of this Agreement;

4.	there shall have been no Material Adverse Effect with respect to the Company;

5.	no Event of Default (as defined in the Notes) shall have occurred and be continuing;

6.	from the date hereof to the Second Closing Date, trading in the Common Shares shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Second Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Second Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. Except as set forth in the disclosure schedules (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a)            Subsidiaries. All of the material direct and indirect Subsidiaries of the Company are set forth in Schedule 3.1(a). The Company owns, directly or indirectly, all of the share capital or other equity interests of each Subsidiary free and clear of any Liens (except for those set forth in the SEC Reports), and all of the issued and outstanding share capital of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)            Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”), and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)            Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which the Company is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by Applicable Law.

(d)            No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any Applicable Law or other restriction of any court or Governmental Authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)            Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to this Agreement, (ii) the filing with the Commission of the Prospectus Supplement and (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares, Warrant Shares and Commitment Shares for trading thereon in the time and manner required thereby (collectively, the “Required Approvals”).

(f)            Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, the Underlying Shares and the Commitment Shares will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized share capital a number of Common Shares for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on July 14, 2026, including the Prospectus, and such amendments and supplements thereto as may have been required as of the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the rules and regulations of the Commission, shall file the Prospectus Supplement with the Commission pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and as of each applicable Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at each applicable Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company was at the time of the filing of the Registration Statement eligible to use Form F-3. The Company is eligible to use Form F-3 under the Securities Act and it meets the transaction requirements with respect to the aggregate market value of securities being sold pursuant to this offering.

(g)            Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of Common Shares owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any capital shares since its most recently filed periodic report under the Exchange Act, other than (i) as reported in the SEC Filings and (ii) pursuant to the exercise of employee equity options under the Company’s equity incentive option plans, the issuance of Common Shares pursuant to the Company’s equity incentive plans, the conversion and/or exercise of Common Share Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act, the Company’s common shares purchase agreements with B. Riley Principal Capital II, LLC, dated as of July 21, 2025 and April 20, 2026, or the Company’s At-the-Market Issuance Sales Agreement, with B. Riley Securities, Inc., dated August 5, 2026. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, except as reported in the SEC Filings. Except as a result of the purchase and sale of the Securities and as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares or the share capital of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Shares or Common Share Equivalents or share capital of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue Common Shares or other securities to any Person (other than the Purchasers). Except as set forth on Schedule 3.1(g), there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. Except as set forth on Schedule 3.1(g), there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any share appreciation rights or “phantom share” plans or agreements or any similar plan or agreement. All of the outstanding share capital of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities (other than the Required Approvals). There are no shareholder agreements, voting agreements or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders, as applicable.

(h)            SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials and other materials filed or furnished by the Company under the Securities Act and the Exchange Act, together with the Prospectus and the Prospectus Supplement, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the SEC Reports conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act to be filed with the Commission, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the SEC Reports, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (w) such agreements and other instruments that have terminated or expired in accordance with their terms, (x) as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought (regardless of whether enforcement is sought in a proceeding of law or in equity). None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, except, in each case, for such default that would not reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing Applicable Law or order or decree of any Governmental Authority or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations, except, in each case, for such violation that would not reasonably be expected to result in a Material Adverse Effect.

(i)            Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its share capital and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to any existing Company equity incentive plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j)            Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, Governmental Authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)            Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect. Except as set forth in the SEC Reports, none of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all Applicable Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of the Subsidiaries (A) are in compliance, in all material respects, with all Applicable Laws (including pursuant to the Occupational Health and Safety Act or its foreign equivalents) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) have received all required permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted, except where the failure to obtain such permits, licenses or other approvals would not reasonably be expected to result in a Material Adverse Effect; and (C) are in compliance, in all material respects, with all terms and conditions of such required permits, licenses or other approvals. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that would reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings that would, if there were an unfavorable outcome, reasonably be expected to result in a Material Adverse Effect.

(l)            Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other Governmental Authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any Governmental Authority, including, without limitation, all Applicable Laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect.

(m)           Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all Applicable Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply would be reasonably expected to have a Material Adverse Effect.

(n)            Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o)            Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Permitted Liens and (ii) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p)            Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except where such action would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except where such action would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any facts that would preclude it from having valid license rights or clear title to the Intellectual Property Rights. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business.

(q)            Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a material increase in cost.

(r)            Transactions With Affiliates and Employees. Except set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including equity incentive agreements or restricted share agreements under any equity incentive plan of the Company.

(s)            Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof and as of each Closing Date, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of each Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected the internal control over financial reporting of the Company and its Subsidiaries.

(t)            Certain Fees. Other than with respect to Maxim, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u)            Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v)       Registration Rights. Except as set forth in the SEC Reports, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

(w)            Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(x)             Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y)            Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Reports. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z)            No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)          Solvency. Based on the consolidated financial condition of the Company as of each Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdictions within one year from each Closing Date. The SEC Reports set forth all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness that would reasonably be expected to have a Material Adverse Effect.

(bb)     Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the SEC Reports are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(cc)     Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of Applicable Law or (iv) violated in any material respect any provision of the FCPA or any foreign equivalent.

(dd)         Accountants. The Company’s accounting firm is set forth in the SEC Reports. To the knowledge and belief of the Company, such accounting firm (i) is an independent registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ended December 31, 2025.

(ee)          Seniority. As of each Closing Date, no Indebtedness or other claim against the Company is senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests or any Lien (which is senior only as to underlying assets covered thereby) and sale-leaseback or capital lease obligations (which are senior only as to the property covered thereby).

(ff)            No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(gg)          Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(hh)         Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(d) and 4.15 hereof), it is understood and acknowledged by the Company that: (i) no Purchaser has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future offerings, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Shares, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ii)            Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to Maxim in connection with the placement of the Securities.

(jj)            [Reserved].

(kk)          Equity Incentive Plans. Each equity award granted by the Company under the Company’s equity incentive plan was granted (i) in accordance with the terms of the Company’s equity incentive plan and (ii) with an exercise price at least equal to the fair market value of the Common Shares on the date such equity award would be considered granted under GAAP and Applicable Law. No equity award granted under the Company’s equity incentive plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, equity awards prior to, or otherwise knowingly coordinate the grant of equity awards with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ll)            Cybersecurity. (i)(x) There has been no material security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on its behalf), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and have no knowledge of, any event or condition that would reasonably be expected to result in, any material security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all Applicable Laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards for companies similarly situated to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented commercially reasonable backup and disaster recovery processes consistent with industry standards and practices for companies similarly situated.

(mm)        Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(nn)         U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(oo)         Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(pp)         Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(qq)         Compliance with Data Privacy Laws. (i) The Company and the Subsidiaries are, and at all times during the last three (3) years were, in compliance in all material respects with all applicable state, federal and foreign data privacy and security laws and regulations, including, without limitation, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”); (ii) the Company and the Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (as defined below) (the “Policies”); (iii) the Company provides accurate notice of its applicable Policies to its customers, employees, third party vendors and representatives as required by the Privacy Laws; and (iv) applicable Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter, and do not contain any material omissions of the Company’s then-current privacy practices, as required by Privacy Laws. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any identifiable data related to an identified person’s health or sexual orientation. (i) None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, or deceptive in violation of any Privacy Laws and (ii) the execution, delivery and performance of the Transaction Documents will not result in a breach of any Privacy Laws or Policies, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor the Subsidiaries (i) to the knowledge of the Company, has received written notice of any actual or potential liability of the Company or the Subsidiaries under, or actual or potential violation by the Company or the Subsidiaries of, any of the Privacy Laws; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any regulatory request or demand pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement by or with any court or arbitrator or governmental or regulatory authority that imposed any obligation or liability under any Privacy Law, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect.

(rr)         Equity Incentive Plans. The Company has no outstanding equity awards granted under any equity incentive plan or otherwise as compensation to its directors and officers.

(ss)        Maritime Representations.

(i)        The vessels described in the SEC Reports as being owned by the Company or a Subsidiary as described therein (the “Owned Vessels”) has been duly and validly registered in the name of a Subsidiary under the laws and regulations and flag of the nation of its registration; no other action is necessary to establish and perfect such entity’s title to and interest in the Owned Vessels as against any third party; and the Owned Vessels are owned directly by such Subsidiary free and clear of all Liens, except for any maritime Liens incurred in the ordinary course and except such as are described in the SEC Reports. Such Subsidiary has good title to the Owned Vessels, free and clear of all Liens and all defects of the title of record except for any maritime Liens incurred in the ordinary course, as disclosed in the SEC Reports.

(ii)       Except as set forth in the SEC Reports, neither the Company nor any of its Subsidiaries is a party to any memorandum of agreement or option agreement to purchase any vessels

(iii)        Except as set forth in the SEC Reports, no vessel is currently being built for the Company or any Subsidiary.

(iv)        The Owned Vessels are in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction in which it is registered, except where such lien or defect of title or record would not result in a Material Adverse Effect.

(v)        The Owned Vessels are operated in compliance with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any Governmental Authority, classification society or insurer applicable to the Owned Vessels (collectively, “Maritime Guidelines”) and all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws), in each case as in effect on the date hereof, except where such failure to be in compliance would not result in a Material Adverse Effect. The Company and the applicable Subsidiaries are qualified to own or lease, as the case may be, and operate the Owned Vessels under all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such vessel’s flag state, in each case as in effect on the date hereof, except where such failure to be so qualified would not result in a Material Adverse Effect.

(vi)        The Owned Vessels are classed by a classification society which is a full member of the International Association of Classification Societies and the Owned Vessels are in class with valid class and trading certificates, without any overdue recommendations, in each case based on the classification and certification requirements in effect on the date hereof.

(tt)         Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 promulgated under the Securities Act.

(uu)       Consent to Jurisdiction. The Company has the power to submit, and pursuant to this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower, and pursuant to this Agreement has legally, validly and effectively designated, appointed and empowered, an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York.

3.2            Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of each Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)            Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by Applicable Law.

(b)            Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).

(c)            Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any Notes or exercises any Warrants, it will be either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)            Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(e)            No Governmental Review. Such Purchaser understands that no United States agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)            No Intention to Effect a Change of Control. Such Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act and under the rules of The Nasdaq Stock Market LLC (“Nasdaq”). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

(g)            Access to Information. Such Purchaser acknowledges that it has reviewed the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. For example, each Purchaser understands that the Company faces certain challenges, including that: (i) the market price for the Common Shares is particularly volatile given the Company’s status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in the share price of the Common Shares and (ii) the Notes constitute a Future Priced Security within the meaning of Nasdaq Listing Rule IM-5636-4 and there can be no assurance that the Company will maintain compliance with the Nasdaq continued listing requirements or that its securities will continue to be listed on Nasdaq or any other Trading Market.

(h) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1            Legends. The Notes, Warrants, Conversion Shares, Warrant Shares and Commitment Shares shall be issued free of legends. If all or any portion of a Note is converted or a Warrant is exercised at a time when there is an effective Registration Statement to cover the issuance of the Underlying Shares, the Underlying Shares issued pursuant to any such conversion or exercise shall be issued free of legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the issuance of the Underlying Shares) is not effective or is not otherwise available for the issuance of the Underlying Shares, the Company shall immediately notify the holders of the Notes and Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the issuance of the Underlying Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any Purchaser to sell, any of the Underlying Shares in compliance with applicable federal and state securities laws). The Company shall use its best efforts to keep a registration statement (including the Registration Statement) registering the issuance of the Underlying Shares effective so long as any Notes or Warrants remain outstanding.

4.2            Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding Common Shares, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.3            Furnishing of Information; Public Information.

(a)	Until the time that no Purchaser owns Securities, the Company covenants to maintain the registration of the Common Shares under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.4            Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5            Exercise and Conversion Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Notes set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Notes. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to exercise the Warrants or convert the Notes. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Notes. The Company shall honor exercises of the Warrants and conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6            Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby and (b) file a Report of Foreign Private Issuer on Form 6-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents, on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b) and reasonably cooperate with such Purchaser regarding such disclosure

4.7            Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8            Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.6, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material, non-public information, unless prior thereto such Purchaser shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees, or Affiliates delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates, or agents, including without limitation, Maxim, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents, including without limitation, Maxim, not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to Applicable Law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously with the delivery of such notice file such notice with the Commission pursuant to a Report of Foreign Private Issuer on Form 6-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9            Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds: (a) (i) for a period of two months following the Initial Closing, the redemption of any Common Shares or Common Share Equivalents, and (ii) following the expiration of such two month period, the redemption of any preferred shares held by a Related Party, (b) for the settlement of any outstanding litigation or (c) in violation of FCPA or OFAC regulations.

4.10            Indemnification. Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such shareholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and, the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11          Reservation and Listing of Securities.

(a) The Company shall maintain a reserve of the Required Minimum from its duly authorized Common Shares for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b)            If, on any date, the number of authorized but unissued (and otherwise unreserved) Common Shares is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued Common Shares to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(c)            The Company shall, if applicable: (i) prior to the Initial Closing, prepare and file with such Trading Market an additional shares listing notification covering a number of Common Shares at least equal to the Required Minimum on the date of such application, (ii) provide to the Purchasers evidence of such notification and (iii) maintain the listing or quotation of the Common Shares on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Shares for electronic transfer through the Depository Trust Company or another established clearing corporation.

4.12         Subsequent Equity Sales.

(a) From each Closing Date until thirty (30) Trading Days following the Closing Date applicable to such Closing, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Shares or Common Share Equivalents or (ii) file any registration statement or any amendment or supplement thereto, other than the Prospectus Supplement (or any amendment or supplement thereto), the filing of any amendment or supplement to any registration statement effective on the date hereof which does not register any additional Common Shares, or filing a registration statement on Form S-8 in connection with any employee benefit plan.

(b) From each Closing Date until the date that is six (6) months following the Closing Date applicable to such Closing, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Shares or Common Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Common Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Common Shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market” facility, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled; provided that any Related Party Financing Transaction or any ATM Issuance shall not be deemed a Variable Rate Transaction. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c) Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.13            [Reserved].

4.14            [Reserved].

4.15            Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules (other than as disclosed to its legal and other representatives). Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agent after the issuance of the initial press release as described in Section 4.6. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.16         [Reserved].

4.17         [Reserved].

4.18         [Reserved].

4.19         Participation in Future Financing.

(a) From the date hereof through the date that is three (3) months after the first date on which the aggregate outstanding principal amount of outstanding Notes issued under this Agreement is less than 5% of the aggregate principal amount of such Notes upon their issuance, upon any issuance by the Company or any of its Subsidiaries of any Indebtedness, preferred shares, Common Shares, options or securities convertible into Common Shares (other than an Exempt Issuance or ship financing transactions, including but not limited to a sale leaseback transaction or bareboat charter or lease or an arrangement whereby a vessel(s) under construction is pledged as collateral to secure the indebtedness of a shipbuilder, as well as any transactions for which the use of proceeds is acquire, repair, maintain, refurbish or replace a vessel(s) or acquire vessel-owing entities or any refinancing of debt for which the use of proceeds was acquire, repair, maintain, refurbish or replace a vessel(s) or acquire vessel-owing entities) (a “Subsequent Placement”), the Purchasers shall have the right to purchase their respective Pro Rata Portion of the Participation Maximum, on the same terms, conditions and price provided for in the Subsequent Placement. For purposes hereof, “Participation Maximum” means 50% and “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased on the applicable Closing Date by a Purchaser participating under this Section 4.19 and (y) the sum of the aggregate Subscription Amount of Securities purchased on the applicable Closing Date by all Purchasers participating under this Section 4.19.

(b)            In the case of a Subsequent Placement:

(i)            Prior to 12:00 p.m. (New York City time) on the third (3rd) Trading Day prior to the closing of a Subsequent Placement, the Company shall deliver to each Purchaser a written notice asking the Purchaser if it consents to the receipt of material non-public information pursuant to this Section 4.19 (“Pre-Notice”). If a Purchaser consents to the receipt of material non-public information, it shall so notify the Company promptly on the same day as the Pre-Notice. If such Purchaser so consents, the Company shall promptly on the same day as such consent, deliver the details of such proposed Subsequent Placement (the “Subsequent Placement Notice”) to such Purchaser. The Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Placement is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(ii)            Any Purchaser desiring to participate in such Subsequent Placement shall provide written notice (the “Participation Notice”) to the Company by not later than 5:30 p.m. (New York City time) on the Trading Day immediately following delivery of the Subsequent Placement Notice (the “Notice Deadline”), with such Participation Notice setting forth: (i) that such Purchaser is willing to participate in the Subsequent Placement and willing to execute the relevant transaction documents for the Subsequent Placement on the terms and conditions set forth in such transaction documents; (ii) the amount of such Purchaser’s participation; and (iii) each participating Purchaser’s representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Placement. If the Purchaser fails to deliver the Participation Notice to the Company by the Notice Deadline, such Purchaser shall forfeit its right to participate in the Subsequent Placement.

(iii)            If by the Notice Deadline, the Company receives Participation Notices that are, in the aggregate, less than the Participation Maximum, then the Company may effect the remaining portion of such Subsequent Placement, including the difference between the amount to be purchased by Purchasers and the Participation Maximum, on the terms and with the Persons set forth in the Subsequent Placement.

(c)            The Company and each Purchaser agree that the participation rights granted herein supersede and replace any and all pre-existing rights granted to each such Purchaser to participate in any financing by the Company. Notwithstanding the foregoing, this Section 4.19 shall not apply in respect of an Exempt Issuance.

4.20            Price Restriction. From the date hereof and for so long as any Notes are outstanding, each Purchaser, severally and not jointly with the other Purchasers, covenants and agrees that such Purchaser shall not sell or enter into any agreement to sell any Underlying Shares at a price below $0.10 per Common Share.

ARTICLE V.
MISCELLANEOUS

5.1            Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Initial Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2            Fees and Expenses. The Company has agreed to reimburse the Lead Investor for its reasonable and documented legal fees and expenses in the aggregate amount not to exceed $75,000, of which $25,000 shall have been paid prior to the date hereof and the remaining $50,000 shall be withheld from the Lead Investor’s Subscription Amount, to be delivered by the Lead Investor to the Company on the Initial Closing Date. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3            Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report of Foreign Private Issuer on Form 6-K.

5.5            Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and holders of at least a majority in interest of the Securities based on the initial Subscription Amounts hereunder (or, prior to the applicable Closing, the Company and each Purchaser) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6            Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8            No Third-Party Beneficiaries. Maxim shall be the third-party beneficiary of the representations, warranties, and covenants of the Company in this Agreement and the representations, warranties, and covenants of the Purchasers in this Agreement. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10 and this Section 5.8.

5.9            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State, City, and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process, to the extent permitted by law, and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10         Survival. The representations and warranties contained herein shall survive each Closing and the delivery of the Securities.

5.11         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other Applicable Law, e.g., www.docusign.com) or other transmission method, such signature shall be deemed to have been duly and validly delivered and shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.12         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13         Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of a Note or exercise of a Warrant, the applicable Purchaser shall be required to return any Common Shares subject to any such rescinded conversion notice or exercise notice, as applicable, concurrently with the return to such Purchaser of the aggregate conversion price or exercise price, as applicable, paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Note or Warrant, as applicable (including, issuance of a replacement note or warrant evidencing such restored right).

5.14            Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been mutilated, lost, stolen, or destroyed) associated with the issuance of such replacement Securities.

5.15            Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16            Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17            Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under Applicable Law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by Applicable Law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18         Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.19         Liquidated Damages. The Company’s obligation to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20         Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21         Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Common Shares in any Transaction Document shall be subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Common Shares that occur after the date of this Agreement. All references herein to matters disclosed within filings made by the Company and the Commission shall be construed to include documents incorporated by reference into such filings.

5.22         Tax Matters. The Company and each Purchaser agree (i) to treat the Notes as debt for all U.S. federal and state income tax purposes, and, in accordance with Section 385(c) of the Code, such characterization shall be binding upon the Purchasers and the Company (along with their successors and assigns) and (ii) not to take any position contrary to this Section 5.22 on any tax return, tax audit or other tax proceedings unless otherwise required by Applicable Law.

5.23          WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

RUBICO INC.	Address for Notice:

By:
Name:	Email:
Title:

With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO RUBI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: _____________________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: __________________________________________________

Title of Authorized Signatory: ___________________________________________________

Email Address of Authorized Signatory: _________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Initial Subscription Amount: $________________________

Initial Note Principal Amount: $________________________ ________________________

Initial Warrant Shares: ________________________ ________________________

Initial Commitment Shares: ________________________

Initial Prefunded Warrant Shares: ________________________ ________________________

Second Close Subscription Amount: $________________________

Second Close Note Principal Amount: $________________________

Second Close Warrant Shares: ________________________

Second Close Commitment Shares: ________________________

Second Close Prefunded Warrant Shares: ________________________ ________________________

Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%

[SIGNATURE PAGES CONTINUE]

EXHIBIT A

Form of Note

[attached]

EXHIBIT B

Form of Warrant

[attached]

EXHIBIT C

Form of Prefunded Warrant

[attached]